EXHIBIT 23.2

ASA&Associates LLP chartered accountants (A member firm of NIS Global) www.asa.in	New Number 39 1st Main Road RA Puram Chennai 600 028 INDIA Tel +91 44 4904 8200 Fax +91 44 4904 8222

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Sify Technologies Limited

We consent to the use of our reports dated June 18, 2015 with respect to the consolidated statement of financial position of Sify Technologies Limited as of March 31, 2015 and March 31, 2014 and the related consolidated Statements of Income, comprehensive income, changes in equity and cash flows for the years ended March 31, 2015, March 31, 2014 and March 31, 2013 and the effectiveness of internal control over financial reporting as of March 31, 2015, which report appear in the March 31, 2015 annual report on Form 20-F of Sify Technologies Limited, incorporated herein by reference.

/s/ ASA & Associates LLP

ASA & Associates LLP
Independent Registered Public Accounting Firm

Chennai, India

December 12, 2015